UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2005

CORNERSTONE REALTY INCOME TRUST, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-12875	54-1589139
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

306 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 1.01 Entry into a Material Definitive Agreement.

The Board of Directors has approved 2004 year-end performance bonuses to Glade M. Knight (Chairman and Chief Executive Officer) and Stanley J. Olander, Jr. (President and Chief Financial Officer), subject to certain conditions and limitations, as described below.

The decision of the Board of Directors was based upon a recommendation from its Compensation Committee. The Compensation Committee was assisted by an outside compensation consultant and other outside advisors. The Compensation Committee recommended bonuses of $200,000 for Mr. Knight and $310,000 for Mr. Olander.

As part of the Board of Directors’ deliberations relative to the performance bonuses, Mr. Knight first requested that any bonus to him be reduced by $100,000 from the amount contained in the Compensation Committee recommendation to the Board. Mr. Knight proposed that this $100,000 amount instead be used to pay severance compensation (“Employee Severance”) to certain non-executive employees whose employment is expected to be terminated in connection with the proposed merger involving the Company and Colonial Properties Trust.

Based upon the foregoing, the Board determined that Mr. Knight was entitled to be paid a bonus of $100,000, and approved making the $100,000 balance of Mr. Knight’s recommended total bonus of $200,000 available for the Employee Severance. The Board also approved the payment of a bonus of $310,000 to Mr. Olander.

Mr. Knight then advised the Board that he was waiving the $100,000 approved for payment to him so that it is available for other Company purposes. Consequently, Mr. Knight has relinquished his entitlement to any 2004 bonus payment. Mr. Knight stated that he was taking these actions in the interest of the Company and its shareholders, and the Board expressed its appreciation to Mr. Knight.

The bonuses were awarded in recognition of services performed during the year 2004. The payment to Mr. Olander was also in specific recognition of his elevation to the office of President in the last quarter of 2003, without any increase in his compensation by virtue of his elevation to the office of President and his service as both President and Chief Financial Officer simultaneously.

As a condition to the bonus grants, each officer agreed to waive his rights to certain additional payments that would otherwise be due under their respective Change in Control Agreements dated August 1, 2000. This condition requiring these waivers was imposed by the Board in the interest of the Company and its shareholders. The payments the two officers agreed to waive include certain additional severance amounts that would otherwise have been due under the severance payment formulas in those Change in Control Agreements, as well as entitlement to reimbursement for any excise tax that might become due on the performance bonuses.

It is expected that these waivers will reduce Company costs by approximately $250,000 in base severance payments plus approximately $129,000 for reimbursement of certain excise taxes, resulting in Company savings of approximately $379,000 (in addition to the amounts discussed above relative to Mr. Knight). Messrs. Knight and Olander have entered into agreements dated February 25, 2005 evidencing these waivers and certain matters related to the performance bonuses described above.

Additional Information about the Merger and Where to Find It

On October 25, 2004, an Agreement and Plan of Merger was entered into among Colonial Properties Trust (“Colonial Properties”), CLNL Acquisition Sub LLC and the Company under which the Company will merge with and into CLNL Acquisition Sub LLC (the “Merger”).

The Company and Colonial Properties filed definitive materials with the Securities and Exchange Commission on February 15, 2005, including the definitive joint proxy statement/prospectus. INVESTORS AND SECURITY

HOLDERS OF THE COMPANY AND COLONIAL PROPERTIES ARE URGED TO READ THE MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, COLONIAL PROPERTIES AND THE MERGER. The definitive joint proxy statement/prospectus filed on February 15, 2005 and other relevant materials (when they become available), and any other documents filed by the Company and Colonial Properties with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Colonial Properties by directing a written request to Colonial Properties Trust, 2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35203, Attention: Investor Relations, and free copies of the documents filed with the SEC by the Company by directing a written request to Cornerstone Realty Income Trust, Inc., 306 East Main Street, Richmond, Virginia 23219, Attention: Investor Relations. Investors and security holders are urged to read the definitive joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger.

The Company, Colonial Properties and their respective executive officers, trustees and directors may be deemed to be participants in the solicitation of proxies from the security holders of the Company and Colonial Properties in connection with the Merger. Information about the executive officers and directors of the Company and their ownership of Company common shares is set forth in the proxy statement forth in the Company’s 2004 Annual Meeting of Shareholders, which was filed with the SEC on April 8, 2004. Information about the executive officers and trustees of Colonial Properties and their ownership of Colonial Properties common stock and limited partnership units in Colonial Realty Limited Partnership is set forth in the proxy statement for Colonial Properties’ 2004 Annual Meeting of Shareholders, which was filed with the SEC on March 22, 2004. Investors and security holders may obtain additional information regarding the direct and indirect interests of the Company, Colonial Properties and their respective executive officers, trustees and directors in the merger by reading the proxy statement and prospectus regarding the Merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cornerstone Realty Income Trust, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chairman and
Chief Executive Officer

March 3, 2005